As filed with the Securities and Exchange Commission on August 10, 2021	Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	27-1865814
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, NM 87507

(505) 438-2576

(Address of Principal Executive Offices) (Zip Code)

2013 EQUITY INCENTIVE PLAN, AS AMENDED, OF SIGMA LABS, INC.

(Full title of the plan)

Mark K. Ruport, President and Chief Executive Officer

Sigma Labs, Inc.

3900 Paseo del Sol

Santa Fe, NM 87507

(Name and address of agent for service)

(505) 438-2576
(Telephone number, including area code, of agent for service)

Copy to:
Darren Freedman
TroyGould PC
1801 Century Park East, Suite 1600
Los Angeles, California 90067
(310) 553-4441

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

[ ] Large accelerated filer	[ ] Accelerated filer	[X] Non-accelerated filer	[X] Smaller reporting company

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Common Stock, $0.001 par value per share	875,000 shares	$3.37	$2,948,750	$321.71

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the shares of common stock specified above, an indeterminate number of additional shares of common stock that may become issuable under the 2013 Equity Incentive Plan, as amended (the “Plan”), as a result of the anti-dilution adjustment provisions contained therein regarding stock splits, stock dividends and similar transactions.

(2)	As described below in the Explanatory Note, this Registration Statement covers an additional 875,000 shares of Common Stock that are reserved for future issuance under the Plan, and with respect to which the offering price is not currently known, as a result of a recent amendment to the Plan increasing the number of shares of Common Stock that are issuable under the Plan.

(3)	The proposed maximum offering price per share and maximum aggregate offering price for these shares were estimated, solely for purposes of calculating the amount of the registration fee, in accordance with Rules 457(c) and 457(h) of the Securities Act based upon a price of $3.37, which is the average of the high and low prices of the registrant’s common stock, as reported on The NASDAQ Capital Market on August 4, 2021.

EXPLANATORY NOTE

This Registration Statement is filed pursuant to General Instruction E to Form S-8 by Sigma Labs, Inc., a Nevada corporation (the “Company”), to register 875,000 shares of common stock of the Company in addition to those previously registered on the Company’s Registration Statements on Form S-8 (File Nos. 333-197616, 333-212612, 333-222369, 333-228628, 333-233348, and 333-250181) filed with the Securities and Exchange Commission on July 24, 2014, July 21, 2016, December 29, 2017, November 30, 2018 August 16, 2019, and November 18, 2020, respectively, for issuance pursuant to the Company’s 2013 Equity Incentive Plan. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of such previously filed Registration Statements, except that the provisions contained in Part II of such earlier Registration Statements are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference

We hereby incorporate by reference the following documents previously filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 24, 2021;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on April 22, 2021 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC on July 22, 2021;

●	Our Current Reports on Form 8-K filed with the SEC on January 12, 2021, March 30, 2021, May 25, 2021, June 15, 2021 and July 16, 2021, respectively;

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 15, 2021; and

●	The description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 001-38015) filed with the SEC on February 14, 2017, including any amendment or reports filed for the purpose of updating such description.

All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Under no circumstances shall any information furnished prior to or subsequent to the date hereof under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.	Description of Securities.

Not applicable.

Item 8.	Exhibits

The following exhibits are filed with this registration statement or are incorporated by reference as a part of this Registration Statement:

Exhibit No.	Exhibit Description

4.1	Amended and Restated Articles of Incorporation of the Company, as amended (previously filed by the Company as Exhibit 3.1 to the Company’s Form 10-K, filed on March 24, 2021, and incorporated herein by reference).

4.2	Certificate of Change Pursuant to NRS 78.209 (previously filed by the Company as Exhibit 3.1 to the Company’s Form 8-K, filed on February 28, 2020, and incorporated herein by reference).

4.3	Amended and Restated Bylaws of the Company, as amended (filed as Exhibit 3.12 to the Company’s Form 10-K, filed on March 24, 2021, and incorporated herein by reference).

5.1	Opinion of TroyGould PC with respect to the securities being registered (included with this registration statement).

23.1	Consent of Haynie & Company (included with this registration statement).

23.2	Consent of TroyGould PC (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page of this Registration Statement).

99.1	Sigma Labs, Inc. 2013 Equity Incentive Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 16, 2021, and incorporated herein by reference).

99.2	Form of Nonqualified Stock Option Agreement for the Plan (previously filed by the Company as Exhibit 10.4 to the Company’s Form 10-K, filed on April 1, 2019, and incorporated herein by reference).

99.3	Form of Incentive Stock Option Agreement for the Plan (previously filed by the Company as Exhibit 4.3 to the Company’s Form S-8 Registration Statement, filed on July 24, 2014, and incorporated herein by reference).

99.4	Form of Restricted Stock Agreement for the Plan (previously filed by the Company as Exhibit 10.6 to the Company’s Form 10-K, filed on April 1, 2019, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Fe, State of New Mexico, on August 10, 2021.

SIGMA LABS, INC.

By:	/s/ Mark K. Ruport
Mark K. Ruport
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark K. Ruport as his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign this registration statement on Form S-8 and any amendments hereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on August 10, 2021.

Signature	Title

/s/ Mark K. Ruport	President, Chief Executive Officer (principal executive officer) and Director
Mark K. Ruport

/s/ JOHN RICE	Chairman of the Board
John Rice

/s/ FRANK Orzechowski	Chief Financial Officer, Treasurer and Secretary (principal financial and accounting officer)
Frank Orzechowski

/s/ SALVATORE BATTINELLI	Director
Salvatore Battinelli

/s/ DENNIS DUITCH	Director
Dennis Duitch

/s/ KENT SUMMERS	Director
Kent Summers